Exhibit 99.1

Clarus Reports Second Quarter 2019 Results

SALT LAKE CITY, Utah – August 5, 2019 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the second quarter ended June 30, 2019, and reiterated its financial outlook for 2019.

Second Quarter 2019 Financial Summary vs. Same Year-Ago Quarter

•	Sales increased 2% to $47.0 million.

•	Gross margin was 34.0% compared to 34.6%.

•	Net loss was $(0.7) million or $(0.02) per basic and diluted share, compared to $(0.8) million or $(0.03) per basic and diluted share.

•	Adjusted net income before non-cash items was $1.5 million or $0.05 per diluted share, compared to $2.6 million or $0.09 per diluted share.

•	Adjusted EBITDA was $1.6 million compared to $2.8 million.

Management Commentary

“Our results in the second quarter capped an excellent first half season, with sales up 9% for the first six months of the year,” said John Walbrecht, president of Clarus. “We also continued to drive operational improvements and profitability gains across the business, with adjusted EBITDA margin in the first six months of 2019 increasing 100 basis points to 8.2%.

“The momentum at Black Diamond® continued to produce strong results, as brand sales were up 8% in the second quarter and 13% for the first six months of the year driven by gains across all categories and channels. This momentum was despite the protracted winter throughout the majority of our core markets, which impacted spring product sell-through and at-once orders.

“Also, and as expected, sales at Sierra® were affected by the headwinds facing the overall bullet and ammunition market. Irrespective of market dynamics, we are continuing to deploy our ‘innovate and accelerate’ strategy and expect to drive further market share gains through overall brand strength and awareness, as well as Sierra’s compelling product offering.

“We expect the second half of 2019 to be fueled by continued product innovation across Black Diamond with over 150 new products slated to release this fall across footwear, apparel, snow safety, gloves and skis. The initial reaction to our offering has been highly positive and will be supported by a comprehensive marketing campaign aimed at bringing new consumers into the brand, while still resonating with our core consumer. Looking ahead, the improvements we have and expect to continue to make at Black Diamond, as well as the fundamental brand strength at Sierra, are our key focus areas for growth and driving long-term shareholder value creation.”

Second Quarter 2019 Financial Results

Sales in the second quarter increased 2% to $47.0 million compared to $45.9 million in the same year-ago quarter. The increase was driven by 8% growth in Black Diamond, partially offset by a 16% decline in Sierra. The year-over-year decline was expected due to headwinds in the bullet and ammunition industry. On a constant currency basis, total sales were up 3%.

Gross margin in the second quarter was 34.0% compared to 34.6% in the year-ago quarter. The slight decline was primarily due to channel and product mix and foreign exchange headwinds from the strengthening U.S. dollar. This was partially offset by the continued benefits of the Company’s productivity programs focused on value enhancing activities within its supply chains and operations.

Selling, general and administrative expenses in the second quarter were $17.2 million compared to $15.8 million in the year-ago quarter. As a percentage of sales, selling, general and administrative expenses was 36.6% compared to 34.4%. The increase was attributable to the Company’s continued investment in the brand related activities of marketing and direct-to-consumer of $0.5 million, a shift in timing of summer tradeshows from traditionally the third quarter to the second quarter of $0.5 million and costs incurred with the move of the Company’s warehouse in Europe of $0.4 million.

Net loss in the second quarter was $(0.7) million or $(0.02) per basic and diluted share, compared to a net loss of $(0.8) million or $(0.03) per basic and diluted share in the year-ago quarter. Net loss in the second quarter of 2019 included $2.2 million of non-cash charges, compared to $3.2 million of non-cash charges and $0.2 million in transaction and restructuring costs in the same year-ago quarter.

Adjusted net income, which excludes the non-cash items, as well as transaction and restructuring costs, in the second quarter was $1.5 million or $0.05 per diluted share, compared to $2.6 million or $0.09 per diluted share in the same year-ago quarter.

Adjusted EBITDA in the second quarter was $1.6 million compared to $2.8 million in the same year-ago quarter. As a percentage of sales, adjusted EBITDA was 3.4% compared to 6.2% in the same year-ago quarter.

Net cash provided by operating activities for the six months ended June 30, 2019 was $9.7 million compared to $7.9 million in the same year-ago period. Capital expenditures for the six months ended June 30, 2019 were $2.0 million compared to $1.5 million in the same year-ago period. Free cash flow, defined as net cash provided by operating activities less capital expenditures, for the six months ended June 30, 2019 was $7.7 million compared to $6.4 million in the same year-ago period.

At June 30, 2019, cash and cash equivalents totaled $2.0 million compared to $2.5 million at December 31, 2018. The Company’s debt balance at June 30, 2019, was $16.7 million compared to $22.1 million at December 31, 2018.

2019 Outlook

Clarus still anticipates fiscal year 2019 sales to grow approximately 8% to $230 million compared to 2018. By brand, the Company now expects sales for Black Diamond to increase low-double digits and sales for Sierra to decrease high-single digits.

The Company continues to expect adjusted EBITDA to increase approximately 20% to $25 million compared to 2018.

Additionally, in fiscal year 2019 the Company still expects capital expenditures to be approximately $4.5 million and free cash flow to be approximately $10 million.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $141 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2019 results.

Date: Monday, August 5, 2019

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-511-3707

International dial-in number: 1-786-815-8672

Conference ID: 5970885

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 19, 2019.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 5970885

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, PIEPS®, and SKINourishment® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash	$1,969	$2,486
Accounts receivable, less allowance for doubtful accounts of $620 and $392, respectively	32,545	35,943
Inventories	73,024	64,933
Prepaid and other current assets	4,475	5,115
Income tax receivable	400	24
Total current assets	112,413	108,501

Property and equipment, net	23,007	23,401
Other intangible assets, net	17,623	19,416
Indefinite lived intangible assets	41,674	41,694
Goodwill	18,090	18,090
Other long-term assets	3,897	2,026
Total assets	$216,704	$213,128

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$28,373	$21,489
Income tax payable	-	210
Current portion of long-term debt	-	41
Total current liabilities	28,373	21,740

Long-term debt	16,650	22,105
Deferred income taxes	2,729	2,919
Other long-term liabilities	1,012	159
Total liabilities	48,764	46,923

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 33,595 and 33,244 issued and 29,983 and 29,748 outstanding, respectively	3	3
Additional paid in capital	490,776	488,404
Accumulated deficit	(302,978)	(304,577)
Treasury stock, at cost	(19,607)	(18,102)
Accumulated other comprehensive (loss) income	(254)	477
Total stockholders' equity	167,940	166,205
Total liabilities and stockholders' equity	$216,704	$213,128

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2019	June 30, 2018
Sales
Domestic sales	$28,422	$27,845
International sales	18,572	18,036
Total sales	46,994	45,881

Cost of goods sold	31,002	30,021
Gross profit	15,992	15,860

Operating expenses
Selling, general and administrative	17,192	15,791
Restructuring charge	-	24
Transaction costs	41	168

Total operating expenses	17,233	15,983

Operating loss	(1,241)	(123)

Other (expense) income
Interest expense	(315)	(463)
Other, net	183	(192)

Total other expense, net	(132)	(655)

Loss before income tax	(1,373)	(778)
Income tax benefit	(679)	(1)
Net loss	$(694)	$(777)

Net loss per share:
Basic	$(0.02)	$(0.03)
Diluted	(0.02)	(0.03)

Weighted average shares outstanding:
Basic	29,898	30,041
Diluted	29,898	30,041

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2019	June 30, 2018
Sales
Domestic sales	$59,011	$53,499
International sales	49,201	45,649
Total sales	108,212	99,148

Cost of goods sold	70,164	65,461
Gross profit	38,048	33,687

Operating expenses
Selling, general and administrative	34,772	32,919
Restructuring charge	13	64
Transaction costs	87	333

Total operating expenses	34,872	33,316

Operating income	3,176	371

Other (expense) income
Interest expense	(625)	(717)
Other, net	160	(71)

Total other expense, net	(465)	(788)

Income (loss) before income tax	2,711	(417)
Income tax benefit	(382)	(43)
Net income (loss)	$3,093	$(374)

Net income (loss) per share:
Basic	$0.10	$(0.01)
Diluted	0.10	(0.01)

Weighted average shares outstanding:
Basic	29,824	30,041
Diluted	30,961	30,041

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2019		June 30, 2018
		Gross profit as reported	$15,860
		Plus impact of inventory fair value adjustment	-
Gross profit as reported	$15,992	Adjusted gross profit	$15,860

		Gross margin as reported	34.6%

Gross margin as reported	34.0%	Adjusted gross margin	34.6%

SIX MONTHS ENDED

	June 30, 2019		June 30, 2018
		Gross profit as reported	$33,687
		Plus impact of inventory fair value adjustment	1,049
Gross profit as reported	$38,048	Adjusted gross profit	$34,736

		Gross margin as reported	34.0%

Gross margin as reported	35.2%	Adjusted gross margin	35.0%

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2019	Share	June 30, 2018	Share
Net loss	$(694)	$(0.02)	$(777)	$(0.03)

Amortization of intangibles	888	0.03	968	0.03
Depreciation	1,139	0.04	1,135	0.04
Amortization of debt issuance costs	68	0.00	290	0.01
Stock-based compensation	783	0.03	656	0.02
Loss from removal of accumulated translation adjustment	-	-	172	0.01
Income tax benefit	(679)	(0.02)	(1)	(0.00)
Cash paid for income taxes	(28)	(0.00)	(9)	(0.00)

Net income before non-cash items	$1,477	$0.05	$2,434	$0.08

Restructuring charge	-	-	24	0.00
Transaction costs	41	0.00	168	0.01
State cash taxes on adjustments	(1)	(0.00)	(6)	(0.00)
AMT cash taxes on adjustments	(1)	(0.00)	(4)	(0.00)

Adjusted net income before non-cash items	$1,516	$0.05	$2,616	$0.09

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2019	Share	June 30, 2018	Share
Net income (loss)	$3,093	$0.10	$(374)	$(0.01)

Amortization of intangibles	1,777	0.06	1,937	0.06
Depreciation	2,242	0.07	2,208	0.07
Amortization of debt issuance costs	132	0.00	307	0.01
Stock-based compensation	1,568	0.05	1,155	0.04
Loss from removal of accumulated translation adjustment	-	-	41	0.00
Inventory fair value of purchase accounting	-	-	1,049	0.03
Income tax benefit	(382)	(0.01)	(43)	(0.00)
Cash paid for income taxes	(103)	(0.00)	(246)	(0.01)

Net income before non-cash items	$8,327	$0.27	$6,034	$0.20

Restructuring charge	13	0.00	64	0.00
Transaction costs	87	0.00	333	0.01
State cash taxes on adjustments	(3)	(0.00)	(11)	(0.00)
AMT cash taxes on adjustments	(2)	(0.00)	(8)	(0.00)

Adjusted net income before non-cash items	$8,422	$0.27	$6,412	$0.21

CLARUS CORPORATION

  RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	June 30, 2019	June 30, 2018
Net loss	$(694)	$(777)

Income tax benefit	(679)	(1)
Other, net	(183)	192
Interest expense, net	315	463

Operating loss	(1,241)	(123)

Depreciation	1,139	1,135
Amortization of intangibles	888	968

EBITDA	$786	$1,980

Restructuring charge	-	24
Transaction costs	41	168
Stock-based compensation	783	656

Adjusted EBITDA	$1,610	$2,828

CLARUS CORPORATION

  RECONCILIATION FROM NET INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Six Months Ended
	June 30, 2019	June 30, 2018
Net income (loss)	$3,093	$(374)

Income tax benefit	(382)	(43)
Other, net	(160)	71
Interest expense, net	625	717

Operating income	3,176	371

Depreciation	2,242	2,208
Amortization of intangibles	1,777	1,937

EBITDA	$7,195	$4,516

Restructuring charge	13	64
Transaction costs	87	333
Inventory fair value of purchase accounting	-	1,049
Stock-based compensation	1,568	1,155

Adjusted EBITDA	$8,863	$7,117

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